SIXTH AMENDMENT AND SEVENTH WAIVER REGARDING 2013 LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT AND SEVENTH WAIVER REGARDING 2013 LOAN AND SECURITY AGREEMENT ("**Seventh Waiver**") is made as of the 30th day of September, 2015 (the "**Effective Date**") by and among ADA-ES, INC., a Colorado corporation ("**Borrower**"), ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation ("**ADES**"), and COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK ("**Lender**").

RECITALS

A. Borrower, ADES and Lender are parties to that certain 2013 Loan and Security Agreement dated as of September 19, 2013, as amended by the First Amendment and Waiver Regarding 2013 Loan and Security Agreement dated as of December 2, 2013, as further amended by a Waiver Letter dated February 7, 2014, as further amended by the Second Amendment Regarding 2013 Loan and Security Agreement dated as of April 3, 2014, as further amendment by the Third Waiver Regarding 2013 Loan and Security Agreement dated as of June 30, 2014, as further amended by the Third Amendment and Fourth Waiver Regarding 2013 Loan and Security Agreement dated as of September 20, 2014, as further amended by the Fourth Amendment and Fifth Waiver Regarding 2013 Loan and Security Agreement dated as of December 15, 2014, as further amended by the Fifth Amendment and Sixth Waiver Regarding 2013 Loan and Security Agreement dated as of May 29, 2015 (as amended, supplemented, modified and restated from time to time, the "**Loan Agreement**").

B. In accordance with the provisions of the Loan Agreement, Lender has agreed to waive and amend, for the benefit of Borrower, certain terms and conditions contained in the Loan Agreement, as specifically provided herein.

C. ADES wishes to provide its consent to the amendments and waivers set forth herein.

D. Other than as defined in this Seventh Waiver, all capitalized terms used in this agreement without definition shall have the meanings given to such terms in the Loan Agreement.

NOW THEREFORE, in consideration of the promises and covenants made by Borrower and contained in this Seventh Waiver and the consent given by ADES herein, Lender grants the waivers and agrees to the amendments set forth below:

1. Waivers for Franklin Loan. With respect to that certain loan transaction (the "**Franklin Loan**") described in the letter dated September 22, 2015 from L. Heath Sampson, Chief Executive Officer of Borrower, to Douglas L. Pogge, Senior Vice President of Lender (a copy of which letter is attached hereto as Exhibit A), Lender hereby waives any violations of Section 7.1 and any other applicable provision of the Loan Agreement which would occur upon consummation of the Franklin Loan.

2. Amendment to Definitions. The definition of "Authorized Signer" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

> "Authorized Signer" means, with respect to Borrower, one of L. Heath Sampson, Alan Bradley Gabbard and Christine B. Amrhein, and such other Persons each of whom shall be designated from time to time in a writing delivered to Lender by any Authorized Signer; and with respect to Lender, any vice president or any assistant vice president of Lender.

3. No Default. Borrower and ADES hereby certify to Lender that, after giving effect to the amendments and waivers provided herein, Borrower is in full compliance with the provisions of the Loan Agreement, and that no Event of Default will occur as a result of the effects of this Seventh Waiver.

4. Release of Claims. Borrower and ADES hereby release and forever discharge Lender, its affiliates, directors, officers, agents, employees, and attorneys (**"Lender Parties"**) of and from any and all liability, suits, damages, claims, counterclaims, demands, reckonings and causes of action, setoffs and defenses, whether known or unknown, whether arising in law or equity, which any of Borrower or ADES have, now have or may have in the future against Lender Parties by reason of any acts, omissions, causes or things arising out of or in any way related to this Seventh Waiver or the Loan Agreement existing or accrued as of the date of this Seventh Waiver. This release shall survive the termination of this Seventh Waiver. Borrower acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in its agreement to enter into this Seventh Waiver.

5. Costs. Borrower will pay Lender's attorneys' fees for review of this Seventh Waiver.

6. Miscellaneous.

(a) The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

(b) The terms and conditions of this Seventh Waiver shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

(c) This Seventh Waiver may be executed in any number of counterparts, and by Lender, ADES and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

(d) Except as expressly modified by this Seventh Waiver, the Loan Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms.

(e) This Seventh Waiver and the Loan Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between such parties with respect to such subject matter.

(f) This Seventh Waiver, and the transactions evidenced hereby, shall be governed by, and construed under; the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the State of Colorado.

(Signatures on follow page)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Seventh Waiver as of the date first above set forth.

ADA-ES, INC.,
a Colorado corporation

By:______________________________
Name: Jonathan Lagarenne
Title: President

ADVANCED EMISSIONS SOLUTIONS, INC.,
a Delaware corporation

By:______________________________
Name: L. Heath Sampson
Title: CEO

COBIZ BANK,
a Colorado corporation,
d/b/a COLORADO BUSINESS BANK

By:______________________________
Name:______________________________
Title:______________________________

Exhibit A
Letter of September 22, 2015
re Franklin Loan

[See attached]

ADAES.COM

9135 S Ridgeline Blvd, Ste 200 / Highlands Ranch, CO 80129
T / 303 734 1727 F / 303 734 0330

September 22, 2015

Mr. Douglas L. Pogge
Senior Vice President
CoBiz Bank
821 17th Street
Denver, CO 80202

SUBJECT: Waiver Regarding 2013 Loan and Security Agreement

Dear Doug:

Pursuant to the 2013 Loan and Security Agreement entered into on September 19, 2013, by Cobiz Bank ("Cobiz") and ADA-ES, Inc. ("ADA-ES"), and Advanced Emissions Solutions, Inc. ("Advanced") as guarantor, as subsequently amended ("Agreement"), Advanced and ADA-ES hereby request a waiver of Section 7.1 of the Agreement and permission to enter into a credit agreement with a third party lender in an amount not to exceed $15 million ('the "Credit Agreement").

As disclosed in its press release dated August 20, 2015, Advanced is negotiating a bridge loan to ensure its liquidity while it completes certain disclosed restructuring activities. The Credit Agreement will require that Advanced and ADA-ES each grant security interests in their assets including revenues received by ADA-ES. Accordingly, Advanced and ADA-ES respectfully request a waiver to the Agreement, directed specifically to Section 7.1, in order to proceed with finalizing the Credit Agreement.

We look forward to speaking with you regarding the terms of the waiver.

Sincerely,

L. Heath Sampson
Chief Executive Officer